EXHIBIT 10.1

EMPLOYMENT CONTRACT

AGREEMENT, dated as of November 14, 2011, between Statewide Life and Health, Agency, Inc., a Florida corporation which maintains corporate offices at 1489 W. Palmetto Park Road, Suite 467, Boca Raton, FL 33486 (the “Company”) and Warren K. Trowbridge (“Employee”), residing at 2421 SE Bahia Way, Stuart, FL 34996.

The parties hereby agree as follows:

1.

TERM OF EMPLOYMENT. The Company hereby employs employee, and Employee hereby accepts employment, on the terms and subject to the conditions hereinafter set forth, for a term (the “Employment Period”) commencing on November 14, 2011 and continuing until November 13, 2014 (the “Expiration Date”).

2.

DUTIES AND PRIVILEGES. During the Employment Period, Employee shall serve as Chief Executive Officer of the Company be responsible to and report to the Board of Directors of the Company; perform such services consistent with Employee’s position hereunder as the Board of Directors may from time to time require, devote Employee’s entire business time, ability and energy exclusively to the performance of Employee’s duties hereunder, and use Employee’s best efforts to advance the interests and businesses of the Company, its divisions, subsidiaries and affiliates. (Optional: During the Employment Period, Employee is only allowed to render services and accept compensation to those individuals and companies identified and agreed to by the Company listed on Exhibit A.)

3.

COMPENSATION.

(a)

The Company shall pay to Employee a salary at the rate of $125,000.00 a year during the Employment Period. The Compensation Committee, as designated by the Board of Directors will do annual reviews of the Employee’s salary. The Company is under no obligation to increase Employee’s salary as a result of these reviews. Any increase is purely discretionary on the part of the Company.

(b)

During the Employment Period, Employee shall be eligible to participate in if any then operated benefit plans of the Company or its affiliates which are applicable generally to the Company’s executive of comparable rank to Employee (“Employee Benefit Plans”), subject to the respective terms and conditions of such Employee Benefit Plans, Nothing contained in this Agreement shall obligate the Company to adopt or implement any Employee Benefit Plan, or limit the Company from making any blanket amendments, changes or modifications of the eligibility requirements or any other provision of, or terminating, any Employee Benefit Plan at any time (whether during or after the Employment Period), and Employee’s participation in or entitlement under any such Employee Benefit Plan shall at all times be subject in all respects thereto.

(c)

Executive Bonus Plan. Employee is entitled to an annual bonus to equal to 1% of the Company’s EBITA as determined by its auditors for each fiscal year during the Employment Period.

(d)

Restricted Stock. Effective on the one year anniversary date of this Agreement, Company shall immediately award to Employee five percent (5%) of the issued and outstanding shares in the form of its restricted stock. Further, on the second anniversary, the Company shall also award an additional five percent (5%) of the issued and outstanding shares in the form of its restricted stock. The restricted stock will be forthwith forfeited to Company in the event of any sale, assignment, transfer, hypothecation, pledge or other alienation, made or attempted, whether voluntary or involuntary, and if involuntary whether by process of law in any civil or criminal suit, action or proceeding, whether in the nature of an insolvency or bankruptcy proceeding or otherwise, In addition, Employee agrees to abide by a stock bleed-out agreement whereby so long as the Company is listed/quoted on the Over the Counter Bulletin Board exchange, he will not sell on a single day anymore than 2,000 shares of stock. Upon the Company being listed on a national exchange, such as NASDAQ or AMEX, he will not sell on a single day anymore than 1% of the average daily trading volume of the Company’s Common Stock for the previous 5 trading days, which in no event shall ever be above 5,000 shares. This limitation on the amount of shares, which can be sold in a single day, is not cumulative. The shares will be eligible for sales pursuant to SEC Rule 144 beginning 12 months from the date of issuance.

(e)

Stock Options. Company shall award to Employee the option to acquire 1,000,000 shares of its  restricted stock  at an exercise price of $ 0.25 a share after Thirty (30) months, another 1,000,000 shares of at an exercise price of $ 0.35 a share on three (3) year anniversary provided that Employee remains in the employ of the Company. The restricted stock will be forthwith forfeited to the Company in the event of any sale, assignment, transfer, hypothecation, pledge or other alienation, made or attempted, whether voluntary or involuntary, and if involuntary whether by process of law in any civil or criminal suit, action or proceeding, whether in the nature of an insolvency or bankruptcy proceeding or otherwise. In addition, Employee agrees to abide by a stock bleed-out agreement whereby so long as the Company is listed/quoted on the Over the Counter Bulletin Board exchange she will not sell on a single day anymore than 2000 shares of stock. Upon the Company being listed on a national exchange, such as NASDAQ or AMEX, she will not sell on a single day anymore than 1% of the average daily trading volume of the Company’s Common Stock for the previous 5 trading days, which in no event shall ever be above 5000 shares. This limitation on the amount of shares, which can be sold in a single day, is not cumulative. The shares will be eligible for sales pursuant to SEC Rule 144 beginning 6 months from the date of issuance.  Employee’s employment by the Company  without cause  for the purpose of triggering any rights for cause of action by the Employee.

(f)

If this Agreement, the Employment Period or Employee’s employment by the Company is terminated or expires pursuant to any provision of this Section 4 (other than Section 4(g), or is terminated by Employee, Employee’s right to receive salary or other compensation (including stock grants) from the Company and all other rights and entitlements of Employee pursuant to this Agreement or as an employee of the Company shall forthwith cease and terminate, and the Company shall have no liability or obligation whatsoever to Employee, except that:

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(g)

The Company shall not be obligated to utilize Employee’s services or any of the results and proceeds thereof or permit Employee to retain any corporate office or to continue to do so; and the Company shall have the unilateral right, at any time, without notice, in the Company’s sole and absolute discretion, to terminate Employee’s employment by the Company, without cause, and for any reason or for no reason (the Company’s “Termination Rights”) The Company’s Termination Rights are not limited or restricted by, and shall supersede, any policy of the Company requiring or favoring continued employment of its employees during satisfactory performance any seniority system or any procedure governing the manner in which the Company’s discretion is to be exercised, No exercise by the Company of its Termination Rights shall, under any circumstances, be deemed to constitute (i) a breach by the Company of any term of this Agreement, express or implied (including without limitation a breach of any implied covenant of good faith or fair dealing), (ii) a wrongful discharge of Employee or wrongful termination of Employee’s employment by the Company, (iii) a wrongful deprivation by the Company of Employee’s corporate office (or authority, opportunities or other benefits relating thereto) or (iv) the breach of the Company of any duty or obligation, express or implied, which the Company may owe to Employee pursuant to any principle or provision of law (whether contract or tort). If the Company elects to terminate Employee’s employment by the Company without cause prior to the Expiration Date, the Company shall have no obligation or liability to Employee pursuant to this agreement or otherwise, except to pay Employee until the Expiration Date amounts equal to the salary and benefits provided in Section 3(a) and 3(b) hereof, payable in the same installments and on the same dates as if Employee’s employment by the Company had not been terminated. If the Company elects to exercise its Termination Rights, Employee shall have no obligation to mitigate; provided, however, that if Employee does receive any amount (whether direct or indirect salary, compensation or otherwise) from other employment or business activities after such termination and prior to the Expiration Date, then the Company’s payment obligations under this section 4 shall be reduced by the amounts received by Employee from such other employment or business activities. Employee shall promptly notify the Company in writing of all such other employment or business activities undertaken by Employee and the salary, compensation or other amounts received or to be received by Employee therefrom.

(h)

Immediately upon any termination of Employee’s employment hereunder or of this Agreement (whether or not pursuant to this Section 4), Employee shall return to the Company all property of the Company heretofore provided to Employee by the Company, or otherwise in the custody, possession or control of Employee (including, without limitation, any confidential materials, books and records of the Company, customer lists, and information technology. Notwithstanding any provision of this Agreement to the contrary, no termination of this Agreement or of Employee’s employment for any reason whatsoever shall in any manner operate to terminate, limit or otherwise affect the Company’s ownership of any of the rights, properties granted to the Company under this Agreement.

4.

CODE OF BUSINESS CONDUCT. Employee acknowledges that Employee: (a) has received and reviewed the Code of Business Conduct of Statewide Life and Health Inc

(as may be modified from time to time, the “CBC”), (b) has been completed and returned a signed copy of the CBC; and (c) will fully comply with the CBC.

5.

NONDISCLOSURE. Employee shall not, at any time during or following the Period of Employment, disclose, use, transfer or sell, except in the course of employment with the Company, any confidential information or proprietary data of the Company and its subsidiaries so long as such information or proprietary data remains confidential and has not been disclosed or is not otherwise in the public domain

6.

NOTICES. All notices under this Agreement shall be in writing and shall be deemed effective when delivered in person (in the Company’s case, to its Secretary) or thirty-six (36) hours after deposit thereof in the United States mails, postage prepaid, for delivery as registered or certified mail -- addressed, in the case of Employee, to the Employee’s residential address, and in the case of the Company, to its corporate headquarters, attention of the Secretary, or to such other address as Employee or Employer may designate in writing at any time or from time to time to the other party, In lieu of personal notice or notice by deposit in the United States mail, a party may give notice by telegram or telex.

7.

REPRESENTATIONS AND WARRANTIES OF EMPLOYER. The Company represents and warrants that the execution of this Agreement has been duly authorized by resolution of its Board of Directors, and that this Agreement constitutes a valid and binding obligation of Employer in accordance with its terms.

8.

MISCELLANEOUS. This Agreement constitutes the entire understanding between the Company and Employee relating to employment of Employee by the Company and its subsidiaries and supersedes and cancels all prior written and oral agreements and understandings with respect to the subject matter of this Agreement. This Agreement may be amended but only by a subsequent written agreement of the parties. This Agreement shall be binding upon and shall inure to the benefit of Employee, his heirs, executors, administrators and beneficiaries and to the benefit of the Company and its successors.

9.

APPLICABLE LAW AND VENUE. The Laws of the State of Florida shall apply to the interpretation and/or enforcement of this agreement. Venue for the interpretation or enforcement of this agreement shall lie exclusively in Palm Beach County, in a court of appropriate jurisdiction. In the event this Agreement and/or any associated right become the subject of litigation, it is agreed that such matters will be heard by the trial court only and that the parties hereby waive their right to trial by jury.

IN WITNESS WHEREOF, the parties hereto have executed the Agreement or caused it be executed on their behalf as of the date first above written:

Statewide Life and Health Agency, Inc.

______________________________________

___________________________________

Warren K. Trowbridge

By:

Its:

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